Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

Margaret M. Suto
Investor Relations
716-857-6987
RELEASE DATE: Immediate May 7, 2007
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced results for the quarter and six months ended March 31, 2007.
HIGHLIGHTS
•	Reported GAAP earnings per share for the quarter of $0.92 increased $0.01 per share from the prior year’s second quarter. Earnings were higher in the Utility segment, the Energy Marketing segment and the Timber segment. Lower earnings in the Exploration and Production segment and the Pipeline and Storage segment offset those increases.
•	Quarterly operating results before items impacting comparability were $0.89 per share, an increase of $0.04 from the prior year’s second quarter.
•	The Company is increasing and narrowing its GAAP guidance range for fiscal 2007 earnings. The revised earnings guidance range is now $2.25 to $2.40 per share.* It had previously been $2.15 to $2.35 per share.*
•	A conference call is scheduled for Tuesday, May 8, 2007, at 11:00 am Eastern Time.
MANAGEMENT COMMENTS
     Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “We have just had another very solid quarter. In particular, extremes of weather with weekly temperatures ranging from 46% warmer than normal to 30% colder than normal emphasized the importance of storage capacity and the talents of our employees in meeting customer needs. An increase in gas production and an increase in realized oil prices were offset by a higher effective tax rate, but our Exploration and Production segment continues to make progress with increasing emphasis on Appalachia, the hiring of a new exploration and production manager and the possible sale of our Canadian operations.”
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SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended March 31, 2007 of $78.4 million, a decrease of $0.2 million from the prior year’s second quarter of $78.6 million. Consolidated earnings per share of $0.92 increased $0.01 due to a lower number of weighted average shares outstanding compared to the prior year. The decrease in weighted average shares outstanding is a result of the Company’s share repurchase program (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).
     Consolidated earnings for the six months ended March 31, 2007 of $133.0 million or $1.57 per share decreased $3.0 million or $0.01 per share from the prior year’s earnings. The Company’s consolidated earnings per share would have been $0.02 per share lower if not for the fact that the weighted average shares outstanding have decreased compared to the prior year, mostly due to the share repurchase program.

	Three Months		Six Months
	Ended March 31,		Ended March 31,
(in thousands except per share amounts)	2007	2006	2007	2006
Reported GAAP earnings	$78,447	$78,594	$132,967	$136,013
Items impacting comparability:
Resolution of purchased gas contingency[1]	(2,344)		(2,344)
Discontinuance of hedge accounting[1]			(1,888)
Income tax adjustment[1]		(5,080)		(5,080)
Out-of-period symmetrical sharing adjustment[1]				(2,551)

Operating results	$76,103	$73,514	$128,735	$128,382

Reported GAAP earnings per share	$0.92	$0.91	$1.57	$1.58
Items impacting comparability:
Resolution of purchased gas contingency[1]	(0.03)		(0.03)
Discontinuance of hedge accounting[1]			(0.02)
Income tax adjustment[1]		(0.06)		(0.06)
Out-of-period symmetrical sharing adjustment[1]				(0.03)

Operating results	$0.89	$0.85	$1.52	$1.49

[1]	See discussion of these items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the second quarter and six months ended March 31, 2007 to the comparable periods in fiscal 2006. Excluding these items, operating results for the current second quarter of $76.1 million or $0.89 per share increased $2.6 million or $0.04 per share. Excluding these items, operating results for the six months ended March 31, 2007 of $128.7 million or $1.52 per share increased $0.4 million or $0.03 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
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DISCUSSION OF RESULTS BY SEGMENT
(The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of approximately $33.4 million or $0.39 per share, for the quarter ended March 31, 2007 increased $4.8 million or $0.06 per share compared to the prior year’s second quarter. In the New York division, earnings decreased $1.3 million mainly due to higher operating expenses. In the Pennsylvania division, operating results increased $6.1 million due to the impact of weather that was 16.5 percent colder than the prior year and the increase in base rates taking effect early in this quarter. On January 1, 2007, Distribution implemented the Settlement Agreement approved by the Pennsylvania Public Utility Commission, which among other things provided for a $14.3 million (before tax) annual base rate increase. A lower effective tax rate also contributed to the increase in this segment’s quarterly earnings.
     The Utility segment’s earnings of $50.6 million or $0.60 per share for the six months ended March 31, 2007 increased $0.2 million compared to the six months ended March 31, 2006. Earnings in Distribution’s New York Division for the six months ended March 31, 2007 of $35.1 million decreased $5.6 million compared to the prior year. The comparability of the six month results is impacted by a $2.6 million positive out-of-period adjustment recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component of New York’s gas adjustment rate. Excluding this item, operating results decreased $3.1 million or $0.04 per share. This decrease is mainly due to higher bad debt and other operating expenses and higher property taxes.
     For the six months ended March 31, 2007, earnings in Distribution’s Pennsylvania Division of $15.5 million or $0.18 per share, increased $5.8 million, or $0.07 per share, compared to the prior year. Earnings increased primarily due to the impact of weather that was 5.8 percent colder than the prior year, the annual $14.3 million (before taxes) increase in base rates taking effect on January 1, 2007 and a lower effective tax rate. Partially offsetting the increase was higher intercompany interest expense.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
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The Pipeline and Storage segment’s earnings of $13.9 million, or $0.16 per share, for the quarter ended March 31, 2007, decreased $3.0 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The decrease is primarily due to lower efficiency gas revenue resulting from lower retained volumes and lower natural gas prices compared to the prior year’s quarter. The lower volumes of efficiency gas are part of a FERC approved settlement of a complaint filed by various parties against Supply Corporation under Sections 5(a) and 13 of the Natural Gas Act (the FERC settlement) effective December 1, 2006. The FERC settlement also lowered Supply Corporation’s depreciation rates, which resulted in lower depreciation expense for the quarter. While the settlement increased Supply Corporation’s expense for postretirement benefits, this increase was substantially offset by decreases in the depreciation expense and other operating expenses.
     Earnings of $27.6 million, or $0.33 per share, for the six months ended March 31, 2007, decreased $5.1 million, or $0.05 per share, when compared with the six months ended March 31, 2006. The comparability of the results for the six months ended March 31, 2007 is impacted by a $1.9 million gain associated with the prepayment in the first quarter of 2007 of the project financing debt for the Empire State Pipeline. Upon the payment of that debt, the corresponding interest rate collar no longer qualified for hedge accounting, and gains and losses could no longer be deferred. Excluding that gain, operating results decreased $7.0 million for the six months ended March 31, 2007 mainly due to lower efficiency gas revenue resulting from both lower natural gas prices and lower retained volumes due to the FERC settlement discussed above. Higher throughput realized in the first quarter of the prior year caused by the hurricanes in the fall of 2005 did not recur this year. An increase in postretirement benefits expense, also due to the FERC settlement, and higher intercompany interest expense contributed to the decline in earnings. The decrease was partially offset by lower depreciation expense, resulting from the FERC settlement, and lower other operating expenses.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.
     The Exploration and Production segment’s earnings in the second quarter of fiscal 2007 decreased $6.0 million or $0.07 per share to $19.8 million or $0.23 per share, when compared with the same period in the prior fiscal year. The comparability of the quarterly results is impacted by a positive tax adjustment of $5.1 million recorded in the second quarter of fiscal 2006. This benefit to earnings resulted from an adjustment to a deferred income tax balance. Under generally accepted accounting principles, a company may recognize the benefit of certain expected future income tax deductions as a deferred tax asset only if it anticipates sufficient future taxable income to utilize those deductions. As a result of changing circumstances, Seneca increased its forecast of future taxable income in the Canadian division and, consequently, recorded a deferred tax asset for certain costs related to capital expenditures that it now expects to deduct on future income tax returns. Excluding this item, operating results in the Exploration and Production segment decreased $1.0 million or $0.01 per share. The decrease was mainly due to a higher effective tax rate as a result of higher state income taxes. Partially offsetting this
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decrease was a 19.3 percent increase in oil prices realized after hedging that more than offset a drop in gas prices realized after hedging of 7.0 percent. For the quarter ended March 31, 2007, the weighted average oil price received by Seneca (after hedging) was $48.09/barrel (“Bbl”), an increase of $7.79/Bbl from the prior year’s quarter. This increase in the weighted average oil price was mainly due to the expiration of older hedges. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2007 was $6.87/thousand cubic feet (“Mcf”), a decrease of $0.52/Mcf from the prior year’s quarter. Overall production for the quarter was 12.2 Bcfe, an increase of 0.1 Bcfe over the prior year’s quarter. An increase in natural gas production more than offset a drop in crude oil production.
     The Exploration and Production segment’s earnings of $40.5 million, or $0.48 per share, for the six months ended March 31, 2007 decreased $2.8 million, or $0.02 per share, when compared with the six months ended March 31, 2006. The comparability of the six month results is impacted by a positive tax adjustment recorded in the second quarter of fiscal 2006 as described above. Excluding this item, operating results for the six months ended March 31, 2007 in the Exploration and Production segment increased $2.3 million, or $0.04 per share, from the prior year. This increase is mainly due to a nearly 1.0 Bcfe increase in production. A minor drop in oil production was more than offset by an increase in gas production while the drop in gas prices realized after hedging was more than offset by the increase in oil prices realized after hedging. For the six months ended March 31, 2007, the weighted average oil price received by Seneca (after hedging) was $45.90/Bbl, an increase of $9.20/Bbl from the prior year. This increase in the weighted average oil price was mainly due to the expiration of older hedges. The weighted average natural gas price received by Seneca (after hedging) was $6.90/Mcf, a decrease of $0.98/Mcf from the prior year. In addition a higher effective tax rate contributed to this decline.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s earnings for the quarter ended March 31, 2007 of $6.7 million or $0.08 per share increased $2.8 million or $0.04 per share compared to the second quarter of last year. The comparability of the quarterly results is impacted by a $2.3 million reversal of an accrual for purchased gas expense for which a contingency was resolved during the quarter. Excluding this item earnings for the quarter increased $0.5 million primarily due to a 15 percent increase in sales throughput during the quarter.
     Earnings for the six months ended March 31, 2007 in the Energy Marketing segment of $7.2 million, or $0.08 per share, increased $2.3 million, or $0.02 per share. The comparability of the quarterly results is impacted by a $2.3 million reversal of an accrual for purchased gas expense noted above. Excluding this item earnings for the six months ended March 31, 2007 were flat compared to the prior year.
Timber Segment
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     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s earnings for the quarter ended March 31, 2007 of $3.2 million or $0.04 per share increased $1.0 million or $0.01 per share from the prior year’s second quarter. Favorable weather conditions facilitated the harvesting of both veneer and saw logs during the quarter. Although the overall volume of log and lumber sales was down, most of the current quarter’s harvest was from low or no basis Company-owned property thus resulting in an increase in gross margins from the prior year’s quarter.
     Earnings for the six months ended March 31, 2007 of $3.4 million decreased $0.3 million from the prior year’s earnings. The decrease is due to unfavorable weather conditions in the first quarter that hindered the harvesting of both veneer and saw logs. This resulted in lower sales of both logs and lumber for the six months ended March 31, 2007. Harvesting from Company-owned property resulted in improved margins in the second quarter and offset some of the decline in earnings experienced in the first quarter.
Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas, and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended March 31, 2007 were $1.4 million, an increase of $0.3 million when compared to the prior year’s second quarter earnings of $1.1 million. The increase is due to higher earnings in Horizon LFG, Inc. and higher intercompany interest income partially offset by higher operating costs and higher interest expense.
     Earnings in the Corporate and All Other category for the six months ended March 31, 2007 were $3.6 million, an increase of $2.6 million when compared to the prior year’s earnings. The increase is mainly due to higher earnings in Horizon LFG, Inc. and higher intercompany interest income partially offset by higher operating costs and higher interest expense.
EARNINGS GUIDANCE
The Company is increasing, and narrowing, its guidance range for fiscal 2007 earnings. The revised earnings guidance range is now $2.25 to $2.40 per share.* It had previously been $2.15 to $2.35 per share.* The narrowing of the range is possible because the most sensitivity to earnings variance in the Utility segment typically occurs during the first two fiscal quarters, which are now completed. The increase in the upper end of the guidance range is made possible primarily due to the certainty of pricing on planned gas sales in the Pipeline and Storage
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segment, which are now hedged. This guidance is still based on the September 21, 2006 commodity pricing incorporated in the Company’s original guidance. To the extent that actual pricing during the remainder of the fiscal year varies from those September 21, 2006 prices, the fiscal year earnings will be affected as detailed in the earnings sensitivity table on page 24 of this release.*
EARNINGS TELECONFERENCE
The Company will host a conference call on Tuesday, May 8, 2007, at 11 a.m. (Eastern Standard Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-800-798-2796, and using the passcode “74463473.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “99121557.” Both the webcast and telephonic replay will be available until the close of business on Tuesday, May 15, 2007.
     National Fuel is an integrated energy company with $4.0 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto (716) 857-6987
Media Contact:	Julie Coppola Cox (716) 857-7079

*	- Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that
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project, and the ability to obtain necessary environmental permits; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations or from issuances of debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2007

		Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

Second quarter 2006 GAAP earnings	$28,654	$16,892	$25,845	$3,877	$2,242	$1,084	$78,594
Items impacting comparability:
Income tax adjustment			(5,080)				(5,080)

Second quarter 2006 operating results	28,654	16,892	20,765	3,877	2,242	1,084	73,514

Drivers of operating results
Colder weather in Pennsylvania	1,843						1,843
Base rate increase in Pennsylvania	3,034						3,034

Lower efficiency gas revenues		(3,170)					(3,170)
Higher operating costs	(1,719)	(516)				(542)	(2,777)
Lower depreciation / depletion		1,048			484		1,532

Higher crude oil prices			4,380				4,380
Lower natural gas prices			(2,369)				(2,369)
Higher natural gas production			1,518				1,518
Lower crude oil production			(914)				(914)
Lower (higher) effective tax rate	1,301		(3,829)				(2,528)

Higher margins				752	629	274	1,655

Higher interest income (expense)		(900)				1,038	138

All other / rounding	331	582	250	(267)	(155)	(494)	247

Second quarter 2007 operating results	33,444	13,936	19,801	4,362	3,200	1,360	76,103
Items impacting comparability:
Resolution of a purchased gas contingency				2,344			2,344

Second quarter 2007 GAAP earnings	$33,444	$13,936	$19,801	$6,706	$3,200	$1,360	$78,447

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2007

		Pipeline &		Energy		Corporate /
	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

Second quarter 2006 GAAP earnings	$0.33	$0.20	$0.30	$0.04	$0.03	$0.01	$0.91
Items impacting comparability:
Income tax adjustment			(0.06)				(0.06)

Second quarter 2006 operating results	0.33	0.20	0.24	0.04	0.03	0.01	0.85

Drivers of operating results
Colder weather in Pennsylvania	0.02						0.02
Base rate increase in Pennsylvania	0.04						0.04

Lower efficiency gas revenues		(0.04)					(0.04)
Higher operating costs	(0.02)	(0.01)				(0.01)	(0.04)
Lower depreciation / depletion		0.01			—		0.01

Higher crude oil prices			0.05				0.05
Lower natural gas prices			(0.03)				(0.03)
Higher natural gas production			0.02				0.02
Lower crude oil production			(0.01)				(0.01)
Lower (higher) effective tax rate	0.02		(0.04)				(0.02)

Higher margins				0.01	0.01	—	0.02

Higher interest income (expense)		(0.01)				0.01	—

All other / rounding	—	0.01	—	—	—	0.01	0.02

Second quarter 2007 operating results	0.39	0.16	0.23	0.05	0.04	0.02	0.89
Items impacting comparability:
Resolution of a purchased gas contingency				0.03			0.03

Second quarter 2007 GAAP earnings	$0.39	$0.16	$0.23	$0.08	$0.04	$0.02	$0.92

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2007

		Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

Six months ended March 31, 2006 GAAP earnings	$50,407	$32,742	$43,280	$4,864	$3,706	$1,014	$136,013
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(2,551)						(2,551)
Income tax adjustment			(5,080)				(5,080)

Six months ended March 31, 2006 operating results	47,856	32,742	38,200	4,864	3,706	1,014	128,382

Drivers of operating results
Colder weather in Pennsylvania	2,111						2,111
Base rate increase in Pennsylvania	3,034						3,034
Higher operating costs	(2,400)					(421)	(2,821)
Higher property taxes	(554)						(554)

Lower transportation and storage revenues		(1,025)					(1,025)
Lower efficiency gas revenues		(5,823)					(5,823)
Lower depreciation / depletion		977			902		1,879

Higher crude oil prices			10,412				10,412
Lower natural gas prices			(8,784)				(8,784)
Higher natural gas production			6,397				6,397
Lower crude oil production			(1,137)				(1,137)
Lower (higher) effective tax rate	1,447		(4,090)				(2,643)

Higher (lower) margins				303	(1,035)	727	(5)

Higher interest income (expense)	(677)	(2,030)				2,017	(690)

All other / rounding	(199)	895	(475)	(313)	(156)	250	2

Six months ended March 31, 2007 operating results	50,618	25,736	40,523	4,854	3,417	3,587	128,735
Items impacting comparability:
Resolution of a purchased gas contingency				2,344			2,344
Discontinuance of hedge accounting		1,888					1,888

Six months ended March 31, 2007 GAAP earnings	$50,618	$27,624	$40,523	$7,198	$3,417	$3,587	$132,967

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2007

		Pipeline &		Energy		Corporate /
	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

Six months ended March 31, 2006 GAAP earnings	$0.58	$0.38	$0.50	$0.06	$0.04	$0.02	$1.58
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(0.03)						(0.03)
Income tax adjustment			(0.06)				(0.06)

Six months ended March 31, 2006 operating results	0.55	0.38	0.44	0.06	0.04	0.02	1.49

Drivers of operating results
Colder weather in Pennsylvania	0.02						0.02
Base rate increase in Pennsylvania	0.04						0.04
Higher operating costs	(0.03)					—	(0.03)
Higher property taxes	(0.01)						(0.01)

Lower transportation and storage revenues		(0.01)					(0.01)
Lower efficiency gas revenues		(0.07)					(0.07)
Lower depreciation / depletion		0.01			0.01		0.02

Higher crude oil prices			0.12				0.12
Lower natural gas prices			(0.10)				(0.10)
Higher natural gas production			0.07				0.07
Lower crude oil production			(0.01)				(0.01)
Lower (higher) effective tax rate	0.02		(0.05)				(0.03)

Higher (lower) margins				—	(0.01)	0.01	—

Higher interest income (expense)	(0.01)	(0.02)				0.02	(0.01)

All other / rounding / impact of lower shares outstanding	0.02	0.02	0.01	(0.01)	—	(0.01)	0.03

Six months ended March 31, 2007 operating results	0.60	0.31	0.48	0.05	0.04	0.04	1.52
Items impacting comparability:
Resolution of a purchased gas contingency				0.03			0.03
Discontinuance of hedge accounting		0.02					0.02

Six months ended March 31, 2007 GAAP earnings	$0.60	$0.33	$0.48	$0.08	$0.04	$0.04	$1.57

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2007	2006	2007	2006
SUMMARY OF OPERATIONS
Operating Revenues	$812,156	$890,981	$1,316,396	$1,601,737

Operating Expenses:
Purchased Gas	476,904	566,540	719,843	1,003,317
Operation and Maintenance	125,539	121,076	224,913	224,704
Property, Franchise and Other Taxes	20,233	20,120	37,345	37,302
Depreciation, Depletion and Amortization	42,061	44,278	84,886	87,324

	664,737	752,014	1,066,987	1,352,647

Operating Income	147,419	138,967	249,409	249,090

Other Income (Expense):
Income from Unconsolidated Subsidiaries	942	720	2,173	1,985
Interest Income	885	965	2,248	2,098
Other Income	2,526	248	3,241	989
Interest Expense on Long-Term Debt	(17,888)	(18,149)	(33,931)	(36,367)
Other Interest Expense	(1,516)	(1,465)	(3,366)	(3,240)

Income Before Income Taxes	132,368	121,286	219,774	214,555

Income Tax Expense	53,921	42,692	86,807	78,542

Net Income Available for Common Stock	$78,447	$78,594	$132,967	$136,013

Earnings Per Common Share:
Basic	$0.95	$0.93	$1.61	$1.61

Diluted	$0.92	$0.91	$1.57	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	82,895,087	84,346,733	82,786,027	84,385,140

Used in Diluted Calculation	85,033,127	86,253,597	84,891,742	86,256,515

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2007	2006

ASSETS
Property, Plant and Equipment	$4,820,700	$4,703,040
Less — Accumulated Depreciation, Depletion and Amortization	1,893,449	1,825,314

Net Property, Plant and Equipment	2,927,251	2,877,726

Current Assets:
Cash and Temporary Cash Investments	121,809	69,611
Hedging Collateral Deposits	2,034	19,676
Receivables — Net	335,666	144,254
Unbilled Utility Revenue	58,850	25,538
Gas Stored Underground	17,021	59,461
Materials and Supplies — at average cost	31,853	36,693
Unrecovered Purchased Gas Costs	13,962	12,970
Prepaid Pension and Post-Retirement Benefit Costs	68,483	64,125
Other Current Assets	30,700	63,723
Deferred Income Taxes	23,951	23,402

Total Current Assets	704,329	519,453

Other Assets:
Recoverable Future Taxes	79,177	79,511
Unamortized Debt Expense	14,482	15,492
Other Regulatory Assets	85,427	76,917
Deferred Charges	5,234	3,558
Other Investments	80,866	88,414
Investments in Unconsolidated Subsidiaries	15,850	11,590
Goodwill	5,476	5,476
Intangible Assets	30,423	31,498
Fair Value of Derivative Financial Instruments	1,866	11,305
Deferred Income Taxes	4,627	9,003
Other	6,010	4,388

Total Other Assets	329,438	337,152

Total Assets	$3,961,018	$3,734,331

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,132,149 Shares and 83,402,670 Shares, Respectively	$83,132	$83,403
Paid in Capital	565,809	543,730
Earnings Reinvested in the Business	834,902	786,013

Total Common Shareholder Equity Before Items of Other Comprehensive Income	1,483,843	1,413,146
Accumulated Other Comprehensive Income	21,733	30,416

Total Comprehensive Shareholders’ Equity	1,505,576	1,443,562
Long-Term Debt, Net of Current Portion	999,000	1,095,675

Total Capitalization	2,504,576	2,539,237

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	96,393	22,925
Accounts Payable	166,990	133,034
Amounts Payable to Customers	10,596	23,935
Dividends Payable	24,927	25,008
Interest Payable on Long-Term Debt	18,419	18,420
Other Accruals and Current Liabilities	176,307	27,040
Fair Value of Derivative Financial Instruments	32,122	39,983

Total Current and Accrued Liabilities	525,754	290,345

Deferred Credits:
Deferred Income Taxes	556,115	544,502
Taxes Refundable to Customers	10,433	10,426
Unamortized Investment Tax Credit	5,743	6,094
Cost of Removal Regulatory Liability	87,986	85,076
Other Regulatory Liabilities	70,842	75,456
Post-Retirement Liabilities	26,953	32,918
Asset Retirement Obligations	79,609	77,392
Other Deferred Credits	93,007	72,885

Total Deferred Credits	930,688	904,749

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$3,961,018	$3,734,331

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
(Thousands of Dollars)	2007	2006

Operating Activities:
Net Income Available for Common Stock	$132,967	$136,013
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	84,886	87,324
Deferred Income Taxes	21,803	(1,435)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	(960)	1,166
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,689)	(6,515)
Other	3,818	(5,297)
Change in:
Hedging Collateral Deposits	17,642	60,894
Receivables and Unbilled Utility Revenue	(225,511)	(249,466)
Gas Stored Underground and Materials and Supplies	47,243	33,486
Unrecovered Purchased Gas Costs	(992)	14,817
Prepayments and Other Current Assets	28,659	24,372
Accounts Payable	34,417	(9,951)
Amounts Payable to Customers	(13,339)	11,492
Other Accruals and Current Liabilities	163,928	139,020
Other Assets	(3,765)	(11,837)
Other Liabilities	(2,434)	19,107

Net Cash Provided by Operating Activities	$274,673	$243,190

Investing Activities:
Capital Expenditures	$(132,313)	$(134,961)
Investment in Partnership	(3,300)	—
Net Proceeds from Sale of Oil and Gas Producing Properties	2,330	4
Other	(339)	(1,396)

Net Cash Used in Investing Activities	$(133,622)	$(136,353)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,689	$6,515
Shares Repurchased under Repurchase Plan	(43,344)	(26,577)
Reduction of Long-Term Debt	(23,207)	(4,529)
Dividends Paid on Common Stock	(49,808)	(48,933)
Proceeds From Issuance of Common Stock	14,604	7,164

Net Cash Used In Financing Activities	$(88,066)	$(66,360)

Effect of Exchange Rates on Cash	(787)	15

Net Increase in Cash and Temporary Cash Investments	$52,198	$40,492
Cash and Temporary Cash Investments at Beginning of Period	69,611	57,607

Cash and Temporary Cash Investments at March 31	$121,809	$98,099

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

UTILITY SEGMENT
Revenues from External Customers	$501,473	$536,235	$(34,762)	$790,256	$967,714	$(177,458)
Intersegment Revenues	5,941	5,681	260	9,970	9,803	167

Total Operating Revenues	507,414	541,916	(34,502)	800,226	977,517	(177,291)

Operating Expenses:
Purchased Gas	352,864	394,803	(41,939)	539,225	715,360	(176,135)
Operation and Maintenance	67,448	65,496	1,952	118,215	117,209	1,006
Property, Franchise and Other Taxes	14,107	14,259	(152)	25,298	25,773	(475)
Depreciation, Depletion and Amortization	10,321	10,027	294	20,100	20,004	96

	444,740	484,585	(39,845)	702,838	878,346	(175,508)

Operating Income	62,674	57,331	5,343	97,388	99,171	(1,783)

Other Income (Expense):
Interest Income	177	179	(2)	462	380	82
Other Income	368	192	176	653	404	249
Other Interest Expense	(7,269)	(6,880)	(389)	(14,646)	(13,603)	(1,043)

Income Before Income Taxes	55,950	50,822	5,128	83,857	86,352	(2,495)
Income Tax Expense	22,506	22,168	338	33,239	35,945	(2,706)

Net Income	$33,444	$28,654	$4,790	$50,618	$50,407	$211

Net Income Per Share (Diluted)	$0.39	$0.33	$0.06	$0.60	$0.58	$0.02

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2007	2006	Variance	2007	2006	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$34,952	$39,346	$(4,394)	$64,761	$74,085	$(9,324)
Intersegment Revenues	20,884	19,711	1,173	41,252	41,006	246

Total Operating Revenues	55,836	59,057	(3,221)	106,013	115,091	(9,078)

Operating Expenses:
Purchased Gas	2	78	(76)	(11)	62	(73)
Operation and Maintenance	17,744	16,949	795	32,647	32,265	382
Property, Franchise and Other Taxes	4,335	4,010	325	8,613	7,966	647
Depreciation, Depletion and Amortization	7,563	9,176	(1,613)	16,855	18,359	(1,504)

	29,644	30,213	(569)	58,104	58,652	(548)

Operating Income	26,192	28,844	(2,652)	47,909	56,439	(8,530)

Other Income (Expense):
Interest Income	39	144	(105)	123	196	(73)
Other Income	80	60	20	264	268	(4)
Interest Expense on Long-Term Debt	(10)	(274)	264	1,829	(592)	2,421
Other Interest Expense	(2,741)	(1,093)	(1,648)	(5,028)	(2,389)	(2,639)

Income Before Income Taxes	23,560	27,681	(4,121)	45,097	53,922	(8,825)
Income Tax Expense	9,624	10,789	(1,165)	17,473	21,180	(3,707)

Net Income	$13,936	$16,892	$(2,956)	$27,624	$32,742	$(5,118)

Net Income Per Share (Diluted)	$0.16	$0.20	$(0.04)	$0.33	$0.38	$(0.05)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$92,610	$88,719	$3,891	$181,318	$170,806	$10,512

Operating Expenses:
Purchased Gas	—	4	(4)	—	98	(98)
Operation and Maintenance:
General and Administrative Expense	5,949	6,381	(432)	11,520	12,682	(1,162)
Lease Operating Expense	14,945	13,155	1,790	28,401	26,694	1,707
All Other Operation and Maintenance Expense	2,070	2,021	49	4,711	3,992	719
Property, Franchise and Other Taxes (Lease Operating Expense)	1,241	1,528	(287)	2,391	2,736	(345)
Depreciation, Depletion and Amortization	22,914	23,118	(204)	44,922	44,658	264

	47,119	46,207	912	91,945	90,860	1,085

Operating Income	45,491	42,512	2,979	89,373	79,946	9,427

Other Income (Expense):
Interest Income	2,644	1,940	704	5,188	3,781	1,407
Other Interest Expense	(12,949)	(12,521)	(428)	(25,897)	(24,950)	(947)

Income Before Income Taxes	35,186	31,931	3,255	68,664	58,777	9,887
Income Tax Expense	15,385	6,086	9,299	28,141	15,497	12,644

Net Income	$19,801	$25,845	$(6,044)	$40,523	$43,280	$(2,757)

Net Income Per Share (Diluted)	$0.23	$0.30	$(0.07)	$0.48	$0.50	$(0.02)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2007	2006	Variance	2007	2006	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$163,338	$206,061	$(42,723)	$246,656	$351,620	$(104,964)

Operating Expenses:
Purchased Gas	151,027	198,562	(47,535)	232,282	341,391	(109,109)
Operation and Maintenance	1,218	1,259	(41)	2,512	2,489	23
Property, Franchise and Other Taxes	24	(249)	273	35	(240)	275
Depreciation, Depletion and Amortization	7	16	(9)	14	37	(23)

	152,276	199,588	(47,312)	234,843	343,677	(108,834)

Operating Income	11,062	6,473	4,589	11,813	7,943	3,870

Other Income (Expense):
Interest Income	78	43	35	140	169	(29)
Other Income	181	121	60	317	219	98
Other Interest Expense	(125)	(129)	4	(252)	(191)	(61)

Income Before Income Taxes	11,196	6,508	4,688	12,018	8,140	3,878
Income Tax Expense	4,490	2,631	1,859	4,820	3,276	1,544

Net Income	$6,706	$3,877	$2,829	$7,198	$4,864	$2,334

Net Income Per Share (Diluted)	$0.08	$0.04	$0.04	$0.08	$0.06	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

TIMBER SEGMENT
Revenues from External Customers	$18,184	$19,157	$(973)	$29,947	$36,066	$(6,119)
Intersegment Revenues	—	(23)	23	—	—	—

Total Operating Revenues	18,184	19,134	(950)	29,947	36,066	(6,119)

Operating Expenses:
Operation and Maintenance	10,969	12,746	(1,777)	20,111	24,430	(4,319)
Property, Franchise and Other Taxes	426	478	(52)	819	859	(40)
Depreciation, Depletion and Amortization	883	1,627	(744)	2,251	3,638	(1,387)

	12,278	14,851	(2,573)	23,181	28,927	(5,746)

Operating Income	5,906	4,283	1,623	6,766	7,139	(373)

Other Income (Expense):
Interest Income	296	164	132	612	301	311
Other Income	—	35	(35)	21	52	(31)
Other Interest Expense	(791)	(758)	(33)	(1,594)	(1,521)	(73)

Income Before Income Taxes	5,411	3,724	1,687	5,805	5,971	(166)
Income Tax Expense	2,211	1,482	729	2,388	2,265	123

Net Income	$3,200	$2,242	$958	$3,417	$3,706	$(289)

Net Income Per Share (Diluted)	$0.04	$0.03	$0.01	$0.04	$0.04	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2007	2006	Variance	2007	2006	Variance

ALL OTHER
Revenues from External Customers	$1,403	$1,075	$328	$3,079	$1,058	$2,021
Intersegment Revenues	2,090	2,057	33	4,287	6,584	(2,297)

Total Operating Revenues	3,493	3,132	361	7,366	7,642	(276)

Operating Expenses:
Purchased Gas	1,822	1,866	(44)	3,650	4,972	(1,322)
Operation and Maintenance	950	922	28	1,755	1,795	(40)
Property, Franchise and Other Taxes	28	23	5	48	42	6
Depreciation, Depletion and Amortization	197	197	—	393	397	(4)

	2,997	3,008	(11)	5,846	7,206	(1,360)

Operating Income	496	124	372	1,520	436	1,084

Other Income (Expense):
Income from Unconsolidated Subsidiaries	942	720	222	2,173	1,985	188
Interest Income	4	7	(3)	7	13	(6)
Other Income	12	14	(2)	25	16	9
Other Interest Expense	(667)	(616)	(51)	(1,337)	(1,206)	(131)

Income Before Income Taxes	787	249	538	2,388	1,244	1,144
Income Tax Expense	320	203	117	935	628	307

Net Income	$467	$46	$421	$1,453	$616	$837

Net Income Per Share (Diluted)	$0.01	$—	$0.01	$0.02	$0.01	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

CORPORATE
Revenues from External Customers	$196	$388	$(192)	$379	$388	$(9)
Intersegment Revenues	912	782	130	1,764	1,475	289

Total Operating Revenues	1,108	1,170	(62)	2,143	1,863	280

Operating Expenses:
Operation and Maintenance	5,262	1,582	3,680	7,011	3,450	3,561
Property, Franchise and Other Taxes	72	71	1	141	166	(25)
Depreciation, Depletion and Amortization	176	117	59	351	231	120

	5,510	1,770	3,740	7,503	3,847	3,656

Operating Loss	(4,402)	(600)	(3,802)	(5,360)	(1,984)	(3,376)

Other Income (Expense):
Interest Income	22,138	19,979	2,159	44,067	39,703	4,364
Other Income	1,885	(174)	2,059	1,961	30	1,931
Interest Expense on Long-Term Debt	(17,878)	(17,875)	(3)	(35,760)	(35,775)	15
Other Interest Expense	(1,465)	(959)	(506)	(2,963)	(1,825)	(1,138)

Income Before Income Taxes	278	371	(93)	1,945	149	1,796
Income Tax Benefit	(615)	(667)	52	(189)	(249)	60

Net Income	$893	$1,038	$(145)	$2,134	$398	$1,736

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.02	$0.01	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2007	2006	Variance	2007	2006	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(29,827)	$(28,208)	$(1,619)	$(57,273)	$(58,868)	$1,595

Operating Expenses:
Purchased Gas	(28,811)	(28,773)	(38)	(55,303)	(58,566)	3,263
Operation and Maintenance	(1,016)	565	(1,581)	(1,970)	(302)	(1,668)

	(29,827)	(28,208)	(1,619)	(57,273)	(58,868)	1,595

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(24,491)	(21,491)	(3,000)	(48,351)	(42,445)	(5,906)
Other Interest Expense	24,491	21,491	3,000	48,351	42,445	5,906

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Capital Expenditures:
Utility	$12,679	$13,006	$(327)	$25,558	$25,360	$198
Pipeline and Storage	5,201	4,165	1,036	10,153	10,328	(175)
Exploration and Production	49,277	45,401	3,876	95,866	96,324	(458)
Energy Marketing	8	1	7	17	6	11
Timber	401	257	144	1,207	752	455

Total Reportable Segments	67,566	62,830	4,736	132,801	132,770	31
All Other	55	56	(1)	84	56	28
Corporate	(610)	1,707	(2,317)	(572)	2,135	(2,707)

Total Consolidated	$67,011	$64,593	$2,418	$132,313	$134,961	$(2,648)

     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2007	2006	Normal	Last Year
Three Months Ended March 31

Buffalo, NY	3,327	3,327	2,875	—	15.7
Erie, PA	3,142	3,152	2,705	0.3	16.5

Six Months Ended March 31

Buffalo, NY	5,587	5,274	5,085	(5.6)	3.7
Erie, PA	5,223	5,030	4,753	(3.7)	5.8

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,893	2,752	141	5,616	4,419	1,197
West Coast	920	933	(13)	1,865	1,951	(86)
Appalachia	1,339	1,246	93	2,732	2,499	233
Canada	1,856	1,761	95	3,577	3,672	(95)

	7,008	6,692	316	13,790	12,541	1,249

Average Prices (Per Mcf)
Gulf Coast	$6.42	$8.47	$(2.05)	$6.48	$9.33	$(2.85)
West Coast	6.95	8.02	(1.07)	6.51	9.62	(3.11)
Appalachia	7.39	10.03	(2.64)	7.30	11.83	(4.53)
Canada	5.87	7.21	(1.34)	6.12	9.06	(2.94)
Weighted Average	6.53	8.37	(1.84)	6.56	9.79	(3.23)
Weighted Average after Hedging	6.87	7.39	(0.52)	6.90	7.88	(0.98)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	174	181	(7)	376	288	88
West Coast	599	639	(40)	1,190	1,324	(134)
Appalachia	31	12	19	58	22	36
Canada	61	68	(7)	117	155	(38)

	865	900	(35)	1,741	1,789	(48)

Average Prices (Per Barrel)
Gulf Coast	$57.21	$58.69	$(1.48)	$56.84	$58.39	$(1.55)
West Coast	49.99	53.65	(3.66)	50.55	52.46	(1.91)
Appalachia	57.88	60.28	(2.40)	58.76	60.84	(2.08)
Canada	49.98	48.63	1.35	46.45	45.57	0.88
Weighted Average	51.73	54.37	(2.64)	51.91	52.92	(1.01)
Weighted Average after Hedging	48.09	40.30	7.79	45.90	36.70	9.20

Total Production (Mmcfe)	12,198	12,092	106	24,236	23,275	961

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.49	$0.53	$(0.04)	$0.48	$0.54	$(0.06)
Lease Operating Expense per Mcfe (1)	$1.33	$1.21	$0.12	$1.27	$1.26	$0.01
Depreciation, Depletion & Amortization per Mcfe (1)	$1.88	$1.91	$(0.03)	$1.85	$1.92	$(0.07)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2007

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$37.86 / BBL
Gas	6.3 BCF	$7.38 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Oil	0.1 MMBBL	$70.00 / BBL	$77.00 / BBL
Gas	2.5 BCF	$7.42 / MCF	$16.42 / MCF
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$52.45 / BBL
Gas	7.9 BCF	$8.38 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	1.4 BCF	$8.83 / MCF	$16.45 / MCF
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$54.70 / BBL
Gross Wells in Process of Drilling
Six Months Ended March 31, 2007

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process — Beginning Period
Exploratory	4.00	1.00	10.00	15.00	5.00	20.00
Developmental	1.00	5.00	44.00	50.00	0.00	50.00
Wells Commenced
Exploratory	4.00	0.00	9.00	13.00	6.00	19.00
Developmental	0.00	36.00	46.00	82.00	3.00	85.00
Wells Completed
Exploratory	1.00	1.00	2.00	4.00	4.00	8.00
Developmental	0.00	36.00	67.00	103.00	2.00	105.00
Wells Plugged & Abandoned
Exploratory	3.00	0.00	0.00	3.00	0.00	3.00
Developmental	0.00	0.00	1.00	1.00	0.00	1.00
Wells in Process — End of Period
Exploratory	4.00	0.00	17.00	21.00	7.00	28.00
Developmental	1.00	5.00	22.00	28.00	1.00	29.00
Net Wells in Process of Drilling
Six Months Ended March 31, 2007

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process — Beginning Period
Exploratory	2.02	0.50	10.00	12.52	2.13	14.65
Developmental	0.67	5.00	44.00	49.67	0.00	49.67
Wells Commenced
Exploratory	1.90	0.00	8.10	10.00	3.95	13.95
Developmental	0.00	36.00	44.00	80.00	1.80	81.80
Wells Completed
Exploratory	0.35	0.50	1.60	2.45	2.75	5.20
Developmental	0.00	36.00	65.00	101.00	0.80	101.80
Wells Plugged & Abandoned
Exploratory	1.42	0.00	0.00	1.42	0.00	1.42
Developmental	0.00	0.00	1.00	1.00	0.00	1.00
Wells in Process — End of Period
Exploratory	2.15	0.00	16.50	18.65	3.33	21.98
Developmental	0.67	5.00	22.00	27.67	1.00	28.67

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Utility Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Retail Sales:
Residential Sales	29,372	26,807	2,565	46,050	46,331	(281)
Commercial Sales	5,428	5,038	390	8,296	8,481	(185)
Industrial Sales	323	459	(136)	514	786	(272)

	35,123	32,304	2,819	54,860	55,598	(738)
Transportation	24,723	22,119	2,604	40,576	36,461	4,115

	59,846	54,423	5,423	95,436	92,059	3,377

Pipeline & Storage Throughput — (MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Firm Transportation — Affiliated	51,016	43,637	7,379	80,746	76,862	3,884
Firm Transportation — Non-Affiliated	69,615	71,191	(1,576)	114,312	140,788	(26,476)
Interruptible Transportation	932	1,831	(899)	1,927	5,554	(3,627)

	121,563	116,659	4,904	196,985	223,204	(26,219)

Energy Marketing Volumes

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Natural Gas (MMcf)	19,935	17,332	2,603	31,049	27,306	3,743

Timber Board Feet (Thousands)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Log Sales	3,025	3,282	(257)	4,734	5,774	(1,040)
Green Lumber Sales	2,380	2,982	(602)	3,910	4,956	(1,046)
Kiln Dry Lumber Sales	3,794	4,512	(718)	6,952	8,998	(2,046)

	9,199	10,776	(1,577)	15,596	19,728	(4,132)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2007 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2007 (Diluted earnings per share guidance*)		from NYMEX prices used in guidance*^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.25 - $2.40	+ $0.06	- $0.05	+ $0.05	- $0.05

NYMEX Settlement Prices at September 21, 2006
	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Apr-07	$7.166	$65.18
May-07	$7.126	$65.61
Jun-07	$7.221	$65.96
Jul-07	$7.311	$66.25
Aug-07	$7.391	$66.49
Sep-07	$7.476	$66.67

Average	$7.282	$66.03

*	Please refer to forward looking statement footnote at page 8 of this document.

^	This sensitivity table is current as of May 1, 2007 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2007	2006
Quarter Ended March 31 (unaudited)

Operating Revenues	$812,156,000	$890,981,000

Net Income Available for Common Stock	$78,447,000	$78,594,000

Earnings Per Common Share:
Basic	$0.95	$0.93

Diluted	$0.92	$0.91

Weighted Average Common Shares:
Used in Basic Calculation	82,895,087	84,346,733

Used in Diluted Calculation	85,033,127	86,253,597

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,316,396,000	$1,601,737,000

Net Income Available for Common Stock	$132,967,000	$136,013,000

Earnings Per Common Share:
Basic	$1.61	$1.61

Diluted	$1.57	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	82,786,027	84,385,140

Used in Diluted Calculation	84,891,742	86,256,515

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$2,026,317,000	$2,289,160,000

Income from Continuing Operations	$135,045,000	$180,717,000
Income from Discontinued Operations, Net of Tax	—	23,663,000

Net Income Available for Common Stock	$135,045,000	$204,380,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.62	$2.15
Income from Discontinued Operations	—	0.28

Net Income Available for Common Stock	$1.62	$2.43

Diluted:
Income from Continuing Operations	$1.58	$2.11
Income from Discontinued Operations	—	0.27

Net Income Available for Common Stock	$1.58	$2.38

Weighted Average Common Shares:
Used in Basic Calculation	83,232,743	84,116,896

Used in Diluted Calculation	85,352,796	85,810,270